UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 30, 2019

INSIGHT ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25092	86-0766246
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6820 South Harl Avenue, Tempe, Arizona		85283
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:

(480) 333-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	NSIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.01.Entry into a Material Definitive Agreement.

On August 30, 2019, Insight Enterprises, Inc. (“Insight”) entered into a credit agreement (the “ABL Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent, the lenders party thereto, certain of Insight’s subsidiaries organized in the United States, the United Kingdom and the Netherlands, as additional borrowers (collectively with Insight, the “Borrowers”), and certain of Insight’s subsidiaries organized in the United States, the United Kingdom, the Netherlands and Canada, as guarantors (collectively, the “Guarantors”).  The ABL Credit Agreement provides for a senior revolving credit facility (the “ABL Facility”) in an aggregate amount equal to the U.S. dollar equivalent of $1,200 million, $1,050 million of which is available for borrowings by the Borrowers organized in the United States in U.S. dollars, and the U.S. dollar equivalent of $150 million of which is available for borrowings by the Borrowers in U.S. dollars, euros, and pounds sterling.   The maximum amount available to be borrowed under the ABL Facility will be determined by a borrowing base consisting of certain eligible inventory and/or eligible accounts receivable of the Borrowers and certain Guarantors.

From time to time and at its option, Insight may request to increase the aggregate amount available for borrowing under the ABL Facility by up to an aggregate of the U.S. dollar equivalent of $500 million, subject to customary conditions.  The ABL Facility is guaranteed by certain of Insight’s material subsidiaries and is secured by a lien on certain assets of the Borrowers and the Guarantors.  The interest rates applicable to borrowings under the ABL Facility are based on the average aggregate excess availability under the ABL Facility as set forth on a pricing grid in the ABL Credit Agreement.  The ABL Facility matures on August 30, 2024 and contains customary affirmative and negative covenants and events of default.

The foregoing summary of the ABL Facility in this Item 1.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the ABL Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02.Termination of a Material Definitive Agreement.

ABL Facility

On August 30, 2019, Insight repaid in full and terminated (i) the revolving facility pursuant to that certain Fourth Amended and Restated Credit Agreement, dated as of June 23, 2016 (as amended, restated, supplemented or otherwise modified, the “Revolving Credit Agreement”), among Insight, Insight Enterprises B.V., Insight Direct (UK) Ltd., JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, (ii) the accounts receivable securitization financing facility pursuant to that certain Receivables Purchase Agreement, dated as of December 31, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “ABS Receivables Purchase Agreement”), among Insight, Insight Receivables LLC, Wells Fargo Bank, National Association, as agent, and the financial institutions party thereto, and that certain Amended and Restated Receivables Sales Agreement, dated as of September 3, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “ABS Receivables Sales Agreement”), among Insight Direct USA, Inc., Insight Public Sector, Inc. and Insight Receivables, LLC, and (iii) the channel finance facility pursuant to that certain Second Amended and Restated Credit Agreement, dated as of June 23, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Channel Finance Credit Agreement”), among Insight, Calence, LLC, Insight Direct USA, Inc., Insight Public Sector, Inc., Insight Canada Holdings, Inc., Insight North America, Inc., Insight Direct Worldwide, Inc., Insight Receivables Holdings, LLC, Insight Technology Solutions, Inc., Wells Fargo Capital Finance, LLC, as agent, and the lenders party thereto.

In addition, the information set forth under Item 1.01 of this Form 8-K with respect to the ABL Facility (which replaced the Revolving Credit Agreement, the ABS Receivables Purchase Agreement, the ABS Receivables Sales Agreement and the Channel Finance Credit Agreement) is incorporated by reference into this Item 1.02.

Item 2.01.Completion of an Acquisition or Disposition of Assets.

On August 30, 2019, Insight completed the previously announced acquisition of PCM, Inc., a Delaware corporation (“PCM”), pursuant to the Agreement and Plan of Merger, dated as of June 23, 2019, among Insight, Trojan Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Insight (“Merger Sub”), and PCM (the “Merger Agreement”).

On August 30, 2019, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into PCM (the “Merger”), with PCM continuing as the surviving corporation and a wholly-owned subsidiary of Insight.  In the Merger, each share of common stock, par value $0.001, of PCM (each, a “PCM Share”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than (i) any PCM Shares owned by Insight, Merger Sub or PCM or any direct or indirect wholly-owned subsidiary of Insight or PCM immediately prior to the Effective Time, and (ii) any PCM Shares owned by stockholders of PCM who have perfected and not withdrawn a demand for appraisal pursuant to Section 262 of the General Corporation Law of the State of Delaware) was converted, at the Effective Time, into the right to receive $35.00 in cash, without interest (the “Per Share Merger Consideration”).

As a result of the Merger, (i) each outstanding PCM option to purchase a PCM Share under PCM’s stock plans, whether vested or unvested, was cancelled in exchange for the right to receive an amount in cash equal to the excess of the Per Share Merger Consideration over the exercise price of such option and (ii) each restricted stock unit outstanding under PCM’s stock plans (each, a “PCM RSU”), whether vested or unvested, was cancelled in exchange for the right to receive an amount in cash equal to the Per Share Merger Consideration plus any accrued and unpaid dividend equivalents with respect to such PCM RSU.

The aggregate consideration paid by Insight in the Merger was approximately $474 million, without giving effect to related transaction fees and expenses.  Insight funded the Merger through a combination of cash on hand and borrowings under Insight's ABL Facility.

The foregoing descriptions of the Merger and the Merger Agreement in this Item 2.01 do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to Insight’s Current Report on Form 8-K filed on June 24, 2019 and is incorporated by reference as Exhibit 2.1 hereto and in this Item 2.011.

Item 7.01. Regulation FD Disclosure.

On August 30, 2019, Insight issued a press release announcing the consummation of the Merger.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished under Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K have not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Proforma Financial Information.

The financial information required by Item 9.01(b) of Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of June 23, 2019, among Insight Enterprises, Inc., Trojan Acquisition Corp. and PCM, Inc. (incorporated by reference to Exhibit 2.1 to Insight Enterprises, Inc.’s Current Report on Form 8-K filed on June 24, 2019).  (Schedules and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.)

10.1

Credit Agreement, dated as of August 30, 2019, by and among Insight Enterprises, Inc., the subsidiaries of Insight Enterprises, Inc. party thereto as borrowers and guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.  (Schedules and exhibits to the Credit Agreement have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.  The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.)

99.1	Joint Press release issued by Insight Enterprises, Inc. and PCM, Inc. on August 30, 2019.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

Date: August 30, 2019	By:	/s/ Glynis A. Bryan
Glynis A. Bryan
Chief Financial Officer